UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2008 (June 25, 2008)

AUTOZONE, INC.
(Exact name of registrant as specified in its charter)
Nevada	1-10714	62-1482048
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
123 South Front Street, Memphis, Tennessee 38103
(Address of principal executive offices) (Zip Code)
(901) 495-6500
(Registrant's telephone number, including area code)
(not applicable)
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

On June 25, 2008, AutoZone, Inc. (the "Company") and ESL Investments, Inc. entered into an Agreement (the "Agreement"), setting forth certain understandings and agreements regarding the voting by ESL Investments, Inc., on behalf of itself and its affiliates (collectively, "ESL"), of certain shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") and related matters. As of June 24, 2008, ESL was the beneficial holder of 22,928,783 shares of Common Stock, representing approximately 36.2% of the outstanding Common Stock.  The Agreement was announced by press release issued by the Company on June 26, 2008.

Under the terms of the Agreement, ESL has agreed to vote all shares of Common Stock owned by ESL in excess of certain thresholds (whether as a result of share repurchases by the Company or additional purchases of shares by ESL) on matters proposed from time to time for a stockholder vote, in the same proportion as shares not owned by ESL are actually voted. For an initial period ending after the annual meeting of stockholders of the Company held to elect directors following the conclusion of the Company's fiscal year ending on August 29, 2009, the applicable percentage threshold is 40% of the then outstanding Common Stock.  Thereafter, so long as the Agreement remains in effect, the applicable percentage threshold is 37.5%.  Shares owned by ESL under the applicable threshold have no voting limitations.  As part of the Agreement, the Company has agreed not to take actions, including the adoption of a stockholder rights plan, to prevent future purchase of Company shares by ESL.

In the Agreement, ESL has also agreed, among other things, that ESL generally will not dispose or agree to dispose of any shares of Common Stock to a third party at a price above the then prevailing market price per share, without taking appropriate steps to ensure that the purchaser of such shares simultaneously provides all other holders of Common Stock with an opportunity to dispose of a number of shares (representing, for each Company stockholder, the same proportion of owned shares of Common Stock as ESL proposes to dispose of) in such transaction on the same terms and conditions, including price per share, as ESL. In addition, ESL has agreed that it would not pursue in the future a transaction resulting in the acquisition of all or substantially all of the shares of Common Stock not owned by ESL, without following certain procedures, including consideration and recommendation of the transaction by a committee of independent, disinterested directors unaffiliated with ESL, unless the transaction is structured as tender offer meeting certain requirements, followed by a merger at the same price if the tender offer is successful.

Under the terms of the Agreement, the Company has agreed to take appropriate actions, once candidates are identified, to add three new members to the Board of Directors of the Company (the "Board").  As reflected in the Agreement, it is the intent of the parties that such additions shall occur as promptly as practicable, but in no event later than the annual meeting of stockholders of the Company held to elect directors following the conclusion of the Company’s fiscal year ending on August 30, 2008. One candidate, reasonably acceptable to ESL, will be identified by an independent search agency retained by the Company pursuant to a previously initiated search.  Two additional directors will be appointed from candidates identified by ESL, including candidates who are reasonably acceptable to ESL suggested by other directors of the Company.  These two candidates may, at ESL's discretion, be officers of ESL and its affiliated investment entities.  All three candidates must be reasonably acceptable to both ESL and a majority of the members of the Nominating and Corporate Governance Committee of the Board and be "independent" under the Company's corporate governance principles and the rules of the NYSE.

Following the addition of these new directors, the size of the Board will increase to 12, although after considering, among other things,  ESL's views regarding the size of the Board, it is the Company's expectation that the Board's size would be reduced to 10 at the 2008 Annual Meeting of Stockholders. The changes in the membership of the Board to achieve the reduction would be reviewed by the Nominating and Corporate Governance Committee in connection with the addition of the new directors and recommended to the Board.  During the negotiations regarding the Agreement, ESL shared its perspective that three of the current directors, the Chairman, Earl G. Graves, Jr. and Theodore W. Ullyot, be included among the directors re-nominated at the 2008 Annual Meeting.

The Company has also agreed to use its commercially reasonable efforts to achieve, no later than February 14, 2009, the last day of the Company's second quarter of the Company's 2009 fiscal year, an adjusted debt/EBITDAR ratio (as such term is used in the Company's quarterly earnings report) of at least 2.5:1. If the Company has not achieved the targeted adjusted debt/EBITDAR ratio referenced above by the end of the second quarter of fiscal year 2009, the voting limitations described in the second paragraph of this Item 1.01 will be suspended until such time as the targeted adjusted debt/EBITDAR ratio is achieved.

The Agreement, by its terms, will continue in effect until the earliest of (a) the date upon which the shares of Common Stock owned by ESL, in the aggregate, constitute less than 25% of the outstanding shares of Common Stock, (b) the date upon which the shares of Common Stock owned by ESL exceeds 50% of the then outstanding shares of Common Stock, provided that ESL has acquired subsequent to the date of the Agreement additional shares representing above 10% of the then outstanding shares and (c) the date upon which the parties (which, in the case of the Company, have been authorized by at least two directors representing a majority of the independent and disinterested members of the Board unaffiliated with ESL) mutually agree in writing that this Agreement and all of its provisions shall no longer be in effect. Termination of this Agreement pursuant to clause (b) above shall not affect ESL's obligations described under the third paragraph in this Item 1.01.

The foregoing description is not complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 and is incorporated by reference.

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 is incorporated by reference.

Item 9.01.            Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Agreement, dated as of June 25, 2008, between AutoZone, Inc. and ESL Investments, Inc.

99.1	Press Release dated June 26, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

Dated: June 26, 2008	By:	/s/ Harry L. Goldsmith
Name: Harry L. Goldsmith
Title: Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated as of June 25, 2008, between AutoZone, Inc. and ESL Investments, Inc.

99.1	Press Release dated June 26, 2008